SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 14, 2012

Date of Report (Date of earliest event reported)

INERGY MIDSTREAM, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 14, 2012, Inergy Midstream, L.P. (the “Partnership”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Inergy, L.P., whereby the Partnership acquired all of the issued and outstanding membership interests of US Salt, LLC, a Delaware limited liability company (“US Salt”) in exchange for $182,500,000 and 473,707 Partnership common units. The Partnership funded the cash consideration through borrowings under the Partnership’s Credit Agreement.

US Salt owns and operates a solution-mining and salt production business with salt caverns that can be developed into natural gas and NGL storage capacity.

The board of directors of NRGM GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), approved the acquisition of US Salt based on a recommendation from its conflicts committee.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement that is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Relationships

Inergy, L.P. owns 56,398,707 common units, representing an approximate 75% limited partnership interest and all of the incentive distribution rights in the Partnership and indirectly owns the General Partner.

A copy of the press release announcing the transaction is included herewith as Exhibit 99.1.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Partnership will file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b) Pro Forma Financial Information

The Partnership will file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d) Exhibits

Exhibit Number	Description

10.1	Membership Interest Purchase Agreement dated May 14, 2012 by and among Inergy, L.P and Inergy Midstream, L.P.

99.1	Press Release dated May 14, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY MIDSTREAM, L.P.

	By:	NRGM GP, LLC, Its General Partner

Date: May 14, 2012	By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr. Executive Vice President – Chief Financial Officer

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